UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e) Departure of Certain Officers and Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Board of Directors (the “Board”) of Barnes Group Inc. (the “Company”) approved a Transition and Resignation Agreement (the “Transition and Resignation Agreement”) in connection with the announcement, by Gregory F. Milzcik, of his decision to retire and resign from the position of President and Chief Executive Officer of the Company concurrent with the Company's agreement to sell the Barnes Distribution North America business to MSC Industrial Direct Co., Inc. (the “Transaction”). On February 22, 2013, Mr. Milzcik tendered his written resignation, effective March 1, 2013. Also, on February 22, 2013, the Company announced the Transaction.

The Company and Mr. Milzcik entered into the Transition and Resignation Agreement, dated February 22, 2013, which, effective March 1, 2013, supersedes and replaces the employment agreement between Mr. Milzcik and the Company dated October 19, 2006, as amended and restated December 31, 2008 (as filed with the Securities and Exchange Commission on January 20, 2009 as Exhibit 10.1, on Form 8-K/A) (the “Employment Agreement”). The Transition and Resignation Agreement is designed to facilitate a smooth leadership transition.

Under the Transition and Resignation Agreement, Mr. Milzcik will remain employed by the Company as Executive Vice Chairman, and will continue to serve as a member of the Board, until the Company's 2013 Annual Stockholders Meeting on May 3, 2013 (the “Retirement Date”). While Mr. Milzcik remains employed, he will receive his current rate of base salary and be eligible to participate in the Company benefit plans in which he was participating as of March 1, 2013, but he will not be eligible to earn a 2013 cash bonus or receive any equity awards following March 1, 2013.

The Transition and Resignation Agreement provides that, in exchange for Mr. Milzcik's delivery of an effective release of claims in favor of the Company and its affiliates, his adherence to certain restrictive covenants detailed below, and the successful provision of transition services, including with regard to the Transaction, as detailed below, Mr. Milzcik's outstanding equity awards will be modified, as follows:

•
Outstanding equity awards granted prior to January 1, 2013 will be non-forfeitable on the Retirement Date, but there are no other changes such that awards will become exercisable, in the case of outstanding stock options, or will be paid, in the case of outstanding restricted stock unit and performance stock awards, in accordance with the exercisability and payment schedules, respectively, set forth in the applicable award agreements.

•
Outstanding equity awards granted in February 2013 will become non-forfeitable upon the closing of the Transaction, as approved by the Board, in its sole discretion, on or before the Resignation Date. Except for the accelerated vesting described in the previous sentence, there are no other changes such that awards will become exercisable, in the case of outstanding stock options, or will be paid, in the case of outstanding restricted stock unit and performance stock awards, in accordance with the exercisability and payment schedules, respectively, set forth in the applicable award agreements.

•	Outstanding stock options will remain exercisable until the earlier of (x) ten years from the date of grant, or (y) five years from the Retirement Date.

The Transition and Resignation Agreement provides that all employee benefits, including health, welfare and retirement benefits, will be provided under the current plan provisions, without modification. Additionally, in the event of a Change of Control (as defined in the Employment Agreement) before the original vesting dates of Mr. Milzcik's outstanding equity awards, the equity awards will be treated in accordance with Section 6.4 of the Employment Agreement. In the event that a Change in Control occurs prior to the Retirement Date and Mr.

Milzcik's employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Milzcik for Good Reason (as defined in the Employment Agreement) on or after the Change in Control, Mr. Milzcik will be eligible to receive the severance benefits set forth in Section 6.4 of the Employment Agreement. Following the Retirement Date, Mr. Milzcik will remain subject to the non-compete, non-solicitation, confidentiality, non-disparagement, and trade secret covenants as well as the clawback provisions contained in the Employment Agreement, which terms were incorporated by reference into the Transition and Resignation Agreement.

(c), (e)    Appointment of Certain Officers and Compensatory Arrangements of Certain Officers.

On February 21, 2013, and contingent upon the effective resignation of Mr. Milzcik, the Board appointed Patrick J. Dempsey, 48, to the position of President and Chief Executive Officer of the Company, effective March 1, 2013. Since February 2012, Mr. Dempsey has been the Company's Senior Vice President and Chief Operating Officer. Mr. Dempsey has held a series of roles of increasing responsibility since joining the Company in October 2000. In November 2004, he was promoted to Vice President, Barnes Group Inc. and President, Barnes Aerospace. In October 2007, he was appointed Vice President, Barnes Group Inc. and President, Barnes Distribution. In October 2008, he was appointed Vice President, Barnes Group Inc. and President, Logistics and Manufacturing Services. It is expected that the Board will nominate Mr. Dempsey to become a member of the Board to fulfill the term of Mr. Milzcik's seat, effective immediately following the Company's 2013 Annual Stockholders Meeting on May 3, 2013.

On February 21, 2013, the Compensation and Management Development Committee of the Board (the “CMDC”) approved the following compensation package for Mr. Dempsey, effective March 1, 2013, which was then ratified by the Board: (1) a base salary increase to $750,000 from $485,000, (2) a target percentage increase to 75% of base salary from 50% of base salary for purposes of the annual incentive compensation plan, and (3) a long-term equity grant value of $1,095,877, which, when added to his long-term equity grant value for the equity grants awarded to him on February 12, 2013, will equal a long-term equity grant value of $1,760,000. The approval of the additional long-term equity grant will result in the CMDC making the following awards to Mr. Dempsey, effective March 1, 2013: an Option to purchase 25,300 shares of Company common stock, a grant of 13,600 Restricted Stock Units and a grant of 22,600 Performance Share Awards. A summary of the terms of these equity awards is included in the Company's Proxy Statement filed with the Securities and Exchange Commission on March 21, 2012 and the forms of award agreements were filed as exhibits to the Company's Form 10-Q filed with the Securities and Exchange Commission on April 29, 2011 and the Company's 10-K filed with the Securities and Exchange Commission on February 21, 2012.

In addition, in connection with Mr. Dempsey's promotion, the Company's Executive Severance Pay Plan has been amended to provide that Mr. Dempsey will be eligible to receive two times his base salary and a pro-rata actual bonus in the event of an involuntary termination of his employment, not in connection with a change in control of the Company, subject to the terms of the Company's Executive Separation Pay Plan. As a consequence of Mr. Dempsey's promotion and in exchange for the enhanced compensation and severance benefits, Mr. Dempsey will be bound by non-compete, non-solicitation, confidentiality, non-disparagement, and trade secret covenants set forth in a separate restrictive covenants agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2013	BARNES GROUP INC.
(Registrant)

	By:	/s/ DAWN N. EDWARDS
Dawn N. Edwards Senior Vice President, Human Resources

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